UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Solana Blvd.

Building #2, Suite 2100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 8, 2015, at 8:00 a.m. Central time, Solera Holdings, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on the following proposals (each of which is described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on October 30, 2015): (i) a proposal to adopt the Agreement and Plan of Merger, dated as of September 13, 2015 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Summertime Holding Corp. (“Parent”) and Summertime Acquisition Corp. (“Merger Sub”), pursuant to which (subject to the conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”), (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and (iii) a proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

There were 67,241,204 shares of Company common stock issued and outstanding on the record date and entitled to vote at the Special Meeting and 53,613,254 shares were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

1.	Proposal to adopt the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,968,507	7,347,321	2,297,426	0

2.	Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,063,091	10,183,197	2,366,966	0

3.	Proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers in connection with the Merger:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,476,829	26,933,901	3,202,524	0

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement. No other business properly came before the Special Meeting.

Item 8.01 Other Events.

On December 8, 2015, the Company issued a press release announcing the results of the Special Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Solera Holdings, Inc. on December 8, 2015 announcing the results of the Special Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason M. Brady
Date: December 8, 2015	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Solera Holdings, Inc. on December 8, 2015 announcing the results of the Special Meeting

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